EXHIBIT 10.49
(For directors who have not yet selected a Specified Distribution Date for non-grandfathered deferrals)
ITT CORPORATION
DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
DEFERRAL ELECTION FORM
(2009/2010 Tenure)
Please read carefully before completing:
•	Complete this form and return to: Attention: Vivian Houchens, The Newport Group, 3957 Westerre Parkway, Suite 401, Richmond, VA 23233, and retain a duplicate copy for your records.

•	The Newport Group must receive your signed completed form on or before November 21, 2008 for your deferral election to be effective.
SECTION 1 – DIRECTOR INFORMATION

Last Name	First Name	MI	Social Security Number

Mailing Address			Daytime Telephone

I understand that this Deferral Election Form relates to the deferral of the cash portion of my $90,000 annual retainer (“$90,000 Annual Retainer”) to be earned as a Non-Employee Director of ITT Corporation (the “Company”) during the period from the Annual Meeting of Shareholders in 2009 until the day immediately preceding the date of the Annual Meeting of Shareholders in 2010 pursuant to the ITT Corporation Deferred Compensation Plan for Non-Employee Directors (the “Plan”). Any capitalized terms used in this Deferral Election Form, if not otherwise defined herein, will have the same meanings as provided in the Plan.
SECTION 2 – DEFERRAL ELECTION
(select one)
☐	I hereby elect NOT to defer my $90,000 Annual Retainer.

☐	Retirement Subaccount: I hereby elect to defer receipt of my $90,000 Annual Retainer and to allocate it to my Retirement Subaccount. Amounts allocated to the Retirement Subaccount will be distributed as a lump sum upon the earlier of your Retirement or death.

☐	In-Service Subaccount: I hereby elect to defer receipt of my $90,000 Annual Retainer and to allocate it to my In-Service Subaccount. Amounts allocated to the In-Service Subaccount will be distributed as a lump sum upon the earliest of (1) the Specified Distribution Date* you specified below, (2) your Retirement or (3) your death.

*	Specified Distribution Date: (The Specified Distribution Date is the date amounts allocated to your In-Service Subaccount will be distributed unless you retire or die before the Specified Distribution Date. If you have chosen to allocate your deferrals to the “In-Service Subaccount,” you must specify a Specified Distribution Date. Do not specify a Specified Distribution Date if you are not electing to allocate your deferrals to the “In Service Subaccount.”)
IMPORTANT: READ THE INFORMATION BELOW REGARDING SPECIFIED DISTRIBUTION DATES BEFORE SELECTING A SPECIFIED DISTRIBUTION DATE.
     I elect the following as my Specified Distribution Date:                      /                      /                      (day/month/year).
Unless the Plan’s Administrative Committee provides otherwise and except as otherwise provided in Section 4 below,

(For directors who have not yet selected a Specified Distribution Date for non-grandfathered deferrals)
YOU WILL NOT BE ABLE TO CHANGE YOUR SPECIFIED DISTRIBUTION DATE
YOU MAY HAVE ONLY ONE SPECIFIED DISTRIBUTION DATE UNDER THE PLAN
YOU WILL BE ALLOWED TO ALLOCATE FUTURE DEFERRALS TO YOUR IN-SERVICE SUBACCOUNT, BUT YOU WILL NOT BE ALLOWED TO SPECIFY A DIFFERENT SPECIFIED DISTRIBUTION DATE FOR FUTURE DEFERRALS UNTIL ALL AMOUNTS (CURRENT AND FUTURE DEFERRALS) IN YOUR IN-SERVICE SUBACCOUNT HAVE BEEN DISTRIBUTED
SECTION 3 – INVESTMENT ELECTION
I elect the following with respect to my $90,000 Annual Retainer deferral:
(select one if you have elected to defer your $90,000 Annual Retainer)
☐	Fixed Rate Fund. My $90,000 Annual Retainer will earn an annual rate of interest updated as of the annual meeting date each year.

☐	ITT Corporation Stock Fund. My $90,000 Annual Retainer will be deemed invested in ITT Corporation common stock, including dividends.
SECTION 4 – SUBSEQUENT ELECTIONS
Except as described in this Section 4, the deferral elections you make pursuant to Section 2 (which determine when your deferrals will be paid) may not be changed after November 21, 2008.
What changes are permitted after November 21, 2008? You may, at a later date and pursuant to a separate election form referred to as a “Subsequent Election” form, select a later “Specified Distribution Date” for your “In-Service Subaccount,” subject to the restrictions below under “Restrictions on Subsequent Elections.” (Your “In-Service Subaccount” includes any amounts you have elected to allocate to that account pursuant to Section 2. Amounts in your “In-Service Subaccount” are paid on the earliest of your “Specified Distribution Date,” your Retirement or your death.)
Restrictions on Subsequent Elections:
•	Any new Specified Distribution Date you elect would have to be at least 5 years later than the Specified Distribution Date then in effect.
For example: If you were to specify in Section 2 above that January 1, 2015 is your Specified Distribution Date, if you want to change that Specified Distribution Date in the future, the new Specified Distribution Date could not be earlier than January 1, 2020.
•	The Subsequent Election form would have to be delivered on or before the date that is 12 months before the Specified Distribution Date then in effect (or such earlier date as the Administrative Committee may prescribe for Subsequent Elections).
For example: If you were to specify in Section 2 above that January 1, 2015 is your Specified Distribution Date, if you want to change that Specified Distribution Date in the future, the Subsequent Election form you would execute with the new Specified Distribution Date would have to be delivered on or before January 1, 2014, or such earlier date as the Administrative Committee may prescribe for such elections.

(For directors who have not yet selected a Specified Distribution Date for non-grandfathered deferrals)
Note that regardless of the Specified Distribution Date you select for distribution of your In-Service Subaccount, amounts in that account will be distributed on the earliest of your Specified Distribution Date, your Retirement or your death. Accordingly, your payments will never be deferred beyond your Retirement or death.
SECTION 5 – BENEFICIARY DESIGNATION
I understand that if I die before the payment date I select, a lump sum payment of my combined Retirement Subaccount and In-Service Subaccount shall be paid to my Beneficiary as designated by me on a separate Beneficiary Designation form.
SECTION 6 – ACKNOWLEDGEMENT AND AUTHORIZATION
I acknowledge and agree that I have received and reviewed a copy of the Plan and I hereby agree to defer payment of meeting fees as indicated in Section 2 above and I understand that I relinquish any right to receive any such payment with respect to such deferred payment of meeting fees until the date or event I elected.
I specifically understand and agree to the following:
1)	My deferral election may not be revoked after November 21, 2008.

2)	All deferral elections shall be made in accordance with and governed by the terms of the Plan.

3)	The Plan is unfunded and my rights thereunder shall be no greater than those of a general unsecured creditor of the Company.

4)	The Company makes no assurances, and assumes no responsibility, as to the tax effect of my participation in the Plan or any deferral election or payment thereunder.

5)	This Deferral Election Form must be filed with the Company on or before November 21, 2008 for my deferral election to be effective.
I have read and understand this Deferral Election Form and hereby authorize the Company to take all actions indicated on this form.

Date	Director’s Signature